CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Yelp Inc. on Form S-8 (File Nos. 333-180221, 333-187545, 333-192016, 333-194260, 333-202332, 333-209683, 333-211198 and 333-216389) of our report dated June 3, 2017, with respect to our audits of the consolidated financial statements of Turnstyle Analytics, Inc. for the years ended December 31, 2016 and 2015, included in this current Report on Form 8-K/A, as filed with the Securities and Exchange Commission.

Signed:

Mississauga, Ontario

June 15, 2017

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